SCHEDULE 14A
                               INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A)
         OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant
[X]

Filed by a Party other than the Registrant
[ ]

Check the Appropriate Box:

[ ]      Preliminary proxy statement

[ ]      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

[ x]     Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                           CALVERT MUNICIPAL FUND, INC.


             (Name of Registrant as Specified in Its Charter)

                                           CALVERT MUNICIPAL FUND, INC.


       (Name of Person(s) Filing Proxy Statement)

       Payment of filing fee (check the appropriate box):

[ ]      $125  per   Exchange   Act  Rule 0-11(c)(1)(ii), 14a-6(i)(1),
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which
                  transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)      Proposed maximum aggregate value of transaction:


         (5)      Total fee paid:



[x ]     Fee paid previously with preliminary material

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(3) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:


               CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND
              CALVERT CALIFORNIA MUNICIPAL INTERMEDIATE FUND
                portfolios of Calvert Municipal Fund, Inc.

                          4550 Montgomery Avenue
                         Bethesda, Maryland 20814

Dear Investor:

         I cordially invite you to attend a joint special meeting of shareholders of Calvert National Municipal Intermediate Fund (the "National Fund") and Calvert California Municipal Intermediate Fund (the "California Fund") (each a "Fund" and together, the "Funds") on April 18, 1996 (the "Meeting"). Each Fund is a portfolio of Calvert Municipal Fund, Inc. (the "Company"). At the Meeting, shareholders of each Fund will be asked to vote on several important matters affecting the Funds. Shareholders of both Funds are being asked to vote upon four of the matters specified below and shareholders of the National Fund are being asked to vote upon one additional matter. The Directors of the Company recommend that you vote in favor of each of the Proposals. Each of these items is explained in greater detail in the enclosed Proxy Statement.

 Proposals 1 - 3. To amend certain of each Fund's fundamental investment restrictions to permit the use of futures and options. These proposals are to be voted upon by shareholders of both the National Fund and the California Fund and concern:

                                    1) commodities and futures contracts,
                                    2) options, and
                                    3) short sales and purchases on
                                       margin

 Proposals 4 - 5  To amend   certain   other   fundamental    investment
restrictions to eliminate any limitations that are not required to be fundamental by the Investment Company Act of 1940, as amended (the "1940 Act"). The Directors of the Company believe the Funds' investment advisor's ability to manage each Fund in a changing investment
environment   will   be   enhanced   and   that   investment    management
opportunities will be increased by these proposed changes. These Proposals concern:

                                     4) non-investment grade debt
                                        securities
                                     5) securities of any single issuer.
                                        [For National Fund
                                        shareholders only]

         Please exercise your right to vote. We urge you to complete, sign and return the enclosed proxy ballot so that your shares will be represented and voted. If you have any questions, please call your financial representative or Calvert at 1-800-368-2745. Thank you for your prompt response to this important matter.

                       Sincerely,

                       Clifton S. Sorrell, Jr. President

                 INSTRUCTIONS FOR EXECUTING PROXY BALLOT


         The proxy ballot must be executed properly. When ballots are not signed as required by law, you and your Fund must undertake the time and expense to take steps to validate your vote. The following general guide may help you choose the proper format for signing your ballot.

1. Individual Accounts: Your name should be signed exactly as it appears in the registration on the proxy ballot.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3. All other accounts should show the capacity of the individual signing. This can be shown either in the form of the account registration itself or by the individual executing the proxy ballot. For example:

         REGISTRATION
         VALID SIGNATURE

A.       1)   Save the Earth Corp.
              Jane Q. Nature, Treasurer


         2)   Save the Earth Corp.
              Jane Q. Nature,
              c/o Jane Q. Nature, Treasurer


B.       1)   Save the Earth Corp. Profit Sharing
              Jon B. Goodhealth, Plan Trustee


         2)   Save the Earth Trust
              Jon B. Goodhealth, Trustee


         3)   Jon B. Goodhealth, Trustee
              Jon B. Goodhealth,
              u/t/d  5/1/78 Trustee


C.       1)   Elisa Pachamama, Cust.
              Elisa Pachamama
              f/b/o Elena Pachamama UGMA


               CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND
              CALVERT CALIFORNIA MUNICIPAL INTERMEDIATE FUND
                portfolios of Calvert Municipal Fund, Inc.

             NOTICE OF JOINT SPECIAL MEETING OF SHAREHOLDERS

                              April 18, 1996

         NOTICE IS HEREBY GIVEN that a joint Special Meeting of Shareholders of Calvert National Municipal Intermediate Fund (the "National Fund") and Calvert California Municipal Intermediate Fund (the "California Fund") (each a "Fund" and together, the "Funds"), portfolios of Calvert Municipal Fund, Inc. (the "Company"), will be held at the offices of Calvert Group, Ltd., 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814 on Thursday, April 18, 1996, at 10:00 a.m. (the "Meeting"). The purpose of the Meeting is to consider and act upon the following Proposals, and to transact such other business as may properly come before the meeting or any adjournments.

                 Proposals for Shareholders of Each Fund

1. To amend each Fund's fundamental investment restriction on investing in commodities and futures contracts to allow each Fund to engage in futures trading.

2. To eliminate each Fund's fundamental investment restriction on options.

3. To eliminate each Fund's fundamental investment restriction on short sales and purchases on margin and replace such restriction with two separate non-fundamental policies that will allow the Fund to engage in certain short sales and margin purchases in connection with transactions in futures and options thereon.

4. To eliminate each Fund's fundamental investment restriction regarding the purchase by the Funds of only investment grade debt securities and replace it with a non-fundamental restriction to permit each Fund to invest up to 35% of each Fund's net assets in non-investment grade debt securities.

           Proposal for Shareholders of the National Fund Only

5.       To eliminate the National Fund's fundamental investment
         restriction       concerning   diversification   and  change  the
         National Fund's classification under the Investment Company Act of 1940, as amended (the "1940 Act") from "diversified" to "non-diversified" to permit the National Fund to commit a higher percentage of its assets to investments in the securities of any single issuer.

         The Directors of the Company have fixed the close of business on February 9, 1996 as the record date for the determination of shareholders of each Fund entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

                           By order of the Board of Directors

                           William M. Tartikoff, Esq.
                           Vice President and Secretary

Please vote on the enclosed proxy ballot, date, sign, and return it in the envelope provided, which needs no postage if mailed in the United States. We ask your cooperation in promptly mailing your proxy ballot, no matter how large or small your holdings may be.

                 Proxy Statement Dated February 22, 1996

               CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND
              CALVERT CALIFORNIA MUNICIPAL INTERMEDIATE FUND
                portfolios of Calvert Municipal Fund, Inc.
                          4550 Montgomery Avenue
                         Bethesda, Maryland 20814


         This proxy statement is being furnished on behalf of the Board of Directors (the "Board" or the "Directors") of Calvert Municipal Fund, Inc. (the "Company") in connection with a solicitation of proxies from shareholders of Calvert National Municipal Intermediate Fund (the "National Fund") and Calvert California Municipal Intermediate Fund (the "California Fund") (each a "Fund" and together, the "Funds") in connection with the Joint Special Meeting of Shareholders of the Funds (the "Meeting"), which will be held at the offices of Calvert Group, Ltd., 4550 Montgomery Avenue, Bethesda, Maryland 20814 on April 18, 1996 at 10:00 a.m. for the purposes set forth in the Notice of Meeting. Each Fund is a portfolio of Calvert Municipal Fund, Inc. (the "Company").

         Shareholders of record of each Fund as of the close of business on February 9, 1996 are entitled to notice of and to vote at the Meeting. On February 16, 1996 there were issued and outstanding 3,926,483 and 3,246,977 shares of beneficial interest of Class A and 609,242 and 398,006 shares of beneficial interest of Class C in the National Fund and the California Fund, respectively. Each share of each Fund is entitled to one vote, regardless of Class. The approximate date on which this proxy statement and form of proxy are first being mailed to shareholders is February 23, 1996.

         Each Fund will furnish, without charge, a copy of the annual report to shareholders for the Fund's most recently completed fiscal year, and the most recent semi-annual report to shareholders upon request. Please telephone Calvert Group at 1-800-368-2745 to request such reports.

         Timely, properly executed proxies will be voted as you instruct. If a returned proxy does not contain a vote on any given Proposal, the proxy will be voted in favor of the Proposal for which no vote was specified. A proxy may be revoked at any time prior to its exercise by written notice to the Board, by execution of a subsequent proxy, or by voting in person at the Meeting.

         The principal solicitation of proxies will be by mail. Proxies may also be solicited by telephone, computer communications, facsimile, personal contact, by officers or employees of Calvert Group and its affiliates, or by proxy solicitation firms retained for this purpose. The cost of the solicitation and meeting will be paid by the respective Fund.

         Proposals must be approved by a majority of the outstanding shares, which is defined as the lesser of (1) the vote of 67% or more of the shares of a Fund at the Meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or
(2) the vote of more than 50% of the outstanding shares of a Fund.

         Abstentions and "broker non-votes", as defined below, are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by a Fund, but are not voted as to one or more Proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. If a Proposal must be approved by a percentage of votes cast on the Proposal, abstentions and broker non-votes will not be counted as "votes cast" on the Proposal and will have no effect on the result of the vote. If the Proposal must be approved by a percentage of voting securities present at the meeting, abstentions will be considered to be voting securities that are present and will have the effect of being counted as votes against the Proposal. Broker non-votes will not be counted for any purpose in connection with calculating the vote on such a Proposal.

             All officers and directors of a Fund, as a group, beneficially owned less than one percent of the outstanding shares of either Fund as of January 31, 1996. For this purpose, "beneficial ownership" is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended. No person or group owned more than 5% of the outstanding shares of either Fund. The information as to beneficial ownership is based on statements furnished to the Funds by the Directors or the Funds' transfer agent.

                           SUMMARY OF PROPOSALS

                            THE NATIONAL FUND

1. To amend National Fund's fundamental investment restriction on investing incommodities and futures contracts to allow the National Fund to engage in futures trading.

2. To eliminate National Fund's fundamental investment restriction on options.

3. To eliminate National Fund's fundamental investment restriction on short sales and purchases on margin and replace such restriction with two separate non-fundamental policies that will allow the Fund to engage in certain Short Sales and margin purchases in connection with transaction in futures and options thereon.

4. To eliminate National Fund's fundamental investment restriction regarding the purchase by the Fund of only investment grade debt securities and replace it with a non-fundamental restriction to permit the Fund to invest up to 35% of each Fund's net assets in non-investment grade debt securities.


5.       To eliminate the National Fund's fundamental investment
         restriction  concerning diversification   and  change  the
         National Fund's classification under the Investment Company Act of 1940, as amended (the "1940 Act") from "diversified" to "non-diversified" to permit the National Fund to invest a higher percentage of its assets to investments in the securities of any single issuer.

                           THE CALIFORNIA FUND

1.       To   amend   the   California   Fund's   fundamental   investment
         restriction on investing in commodities and futures contracts to allow the California Fund to engage in futures trading.

2. To eliminate the California Fund's fundamental investment restriction on options.

3. To eliminate the California Fund's fundamental investment restriction on short sales and purchases on margin and replace such restriction with two separate non-fundamental policies that will allow the California Fund to engage in certain Short sales and margin purchases in connection with transaction in futures and options thereon.

4. To eliminate the California Fund's fundamental investment restriction regarding the purchase by the Fund of only investment grade debt securities and replace it with a non-fundamental restriction to permit each Fund to invest up to 35% of the Fund's net assets in non-investment grade debt securities.

                                BACKGROUND

         Each Fund is a portfolio of the Company, an open-end management investment company organized as a Maryland corporation on May 21, 1992. The National Fund and the California Fund each are authorized to issue, 250,000,000, which may be issued in series and are freely transferable. Issued shares are fully paid and non assessable and have no preemptive or conversion rights. Shareholder voting rights are not cumulative.

Investment Advisor and Principal Underwriter

         Calvert Asset Management Company, Inc. ("CAMCO" or the "Advisor") serves as investment advisor to each Fund and to several other registered investment companies in the Calvert Group Family of Funds. Calvert Distributors, Inc. ("CDI") serves as the principal underwriter to each Fund. Both CAMCO and CDI are located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814, and are indirect, wholly-owned subsidiaries of Acacia Mutual Life Insurance Company, 51 Louisiana Avenue, NW, Washington, D.C. 20001.

         By this proxy statement, the Funds seek shareholder approval to eliminate or amend certain fundamental investment restrictions, and change the classification of the National Fund under the 1940 Act from "diversified" to "non-diversified". Fundamental policies may be changed only by shareholder vote, while non-fundamental, or operating, policies, may be changed by vote of the Directors of the Company without shareholder approval.

1. To amend each Fund's fundamental investment restriction on investing in commodities and futures contracts to allow each Fund to engage in futures trading.

         The Directors of the Company have proposed amendments to the fundamental investment restrictions of the Funds to allow each Fund to engage in buying and selling futures contracts. The provisions of each Fund's current fundamental investment restrictions in this area prohibit the Funds from purchasing any futures contracts, and are more restrictive than are required by applicable law. The Directors believe CAMCO should have greater flexibility to enter into futures contracts consistent with each Fund's investment objective and program and as market and regulatory developments require and permit, without the necessity of seeking further shareholder approval.

         CAMCO believes that using interest rate futures and options for hedging and substitution purposes to adjust the duration and other characteristics of the portfolio is an important tool of portfolio management. These techniques are already used by CAMCO in several other fixed-income funds managed by CAMCO in the Calvert Family of Funds, and CAMCO believes that it would be to each Fund's advantage to have access to these portfolio management techniques.

 If approved, the primary effects of the amendments would be to allow each Fund to invest in exchange traded futures and options thereon for purposes of hedging and substitution in the portfolio.

         These techniques would permit each Fund to more precisely increase or decrease its exposure to changing security prices, interest rates, or other factors that affect security values. Each Fund would use these practices either as substitution or as protection against an adverse move in the Fund's portfolio to adjust the risk and return characteristics of the Fund's portfolio. The Funds will use futures and options thereon only for hedging and substitution. If CAMCO judges market conditions incorrectly or employs a strategy that does not correlate well with a Fund's investments, or if the counterparty to the transaction does not perform as promised, these techniques could result in a loss. These techniques may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed. They may involve a greater degree of risk than those inherent in more conservative investment approaches.

         Options on futures Contracts. An option on a future contract provides the purchaser with the right, but not the obligation, to enter into a long position in the underlying furtures contract ( that is, purchase the futures contract), in the case of a "call" option, or a short position (sell the futures contract), in the case of a "put" option, for a fixed price up to a stated expiration date. The option is purchased for a non-refundable fee, known as the "premium". Upon exercise of the option, the contract market clearing house assigns each party to the option an opposite position in the underlying futures contracts. In the event of exercise, therefore, the parties are subject to all of the risks of futures trading, such as payment of initial and variation margin. In addition, the seller, or "writer", of the option is subject to margin requirements on the option position. Options on futures contracts are traded on the same contract markets as the underlying futures contracts.

         The Funds may purchase options on futures contracts in order to protect against an anticipated decline in the value of securities it holds. Conversely, in order to protect against the adverse effects of anticipated increases in the costs of securities to be acquired, a Fund could purchase call options on futures contracts, instead of purchasing the underlying futures contracts. The Funds generally will sell options on futures contracts only to close out an existing position.

         The Funds will not engage in transactions in such instruments unless and until the Investment Advisor determines that market conditions and the circumstances of the Fund warrant such trading. To the extent a Fund engages in the purchase and sale of futures contracts or options thereon, it will do so only at a level which is reflective of the Investment Advisor's view of the hedging needs of a Fund, the liquidity of the market for futures contracts and the anticipated correlation between movements in the value of the futures or option contract in the value of the futures or option contract and the value of securities held by the Portfolio.

         When a Fund purchases an option on a futures contract, its risk is limited to the amount of the premium, plus related transaction costs, although this entire amount may be lost. In addition, in order to profit from the purchase of an option on a futures contract, the Fund may be required to exercise the option and liquidate the underlying futures contract, subject to the availability of a liquid secondary market. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option, although the risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract or expiration date of the option approaches.

         "Trading Limits" or "Position Limits" may also be imposed on the maximum number of contracts which any person may hold at a given time. A contract market may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions. The investment Advisor does not believe that trading limits will have any adverse impact on the strategies for hedging the Portfolio's investments.

         Further, the trading of futures contracts is subject to the risk of the insolvency of a brokerage firm or clearing corporation, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         In addition to the risks of imperfect correlation and lack of a liquid secondary market for such instruments, transactions in futures contracts involve risks related to leveraging and the potential for incorrect forecasts of the direction and extent of interest rate movements within a given time frame.


         Each   Fund's   current   fundamental    investment   restriction
concerning investment in commodities and futures is as follows:

           "[As a matter  of  fundamental  policy,  the Fund may
         not] purchase  or  sell  real   estate,   real  estate
         investment trust securities, commodities or commodities contracts, or oil and gas interests, but this shall not prevent [either Fund] from investing in municipal obligations secured by real estate or interests therein;"

         As amended, each Fund's fundamental investment restriction on investing in commodities and futures would be combined, and set apart from the restriction on investing in real estate and mortgages. Such revised fundamental investment restrictions would read as follows:

               "[As a matter  of  fundamental  policy,  the Fund
            may not:] purchase or sell physical commodities except that it may enter into futures contracts and options thereon."

               "[As a matter  of  fundamental  policy,  the Fund
            may not] purchase or sell real estate, real estate investment trust securities, or oil and gas interests, but this shall not prevent [either Fund] from investing in municipal obligations secured by real estate or interests therein.

         In addition, it is the present intention of the Board of Directors of the Company to adopt for each Fund the following non-fundamental operating policy, which may be changed by the Board of Directors of the Company without further shareholder approval,

            "[As  a  matter  of  operating  policy,  the  Fund  may  not]:
            Purchase or sell a futures contract or an option thereon if immediately thereafter, the sum of the amount of initial margin deposits or futures and premiums on such options would exceed 5% of the Fund's net asset value".

         By  making   substantive  limits  on  investing  in  futures  and
options on futures contracts non-fundamental, each Fund will have the flexibility to adapt to changes in Securities and Exchange Commission ("SEC"), Commodity Futures Trading Commission ("CFTC") and state laws and regulations without seeking further shareholder approval. All trading in futures by the Fund would be subject to applicable SEC and CFTC rules and applicable state law.

         The   Directors of the Company  have  voted  to approve  the
proposed   changes   and   recommend such  changes to  shareholders.
Accordingly, the Director of the Company have recommended that shareholders vote FOR Proposal 1.

2. To eliminate each Fund's fundamental investment restriction on options.

         The Directors of the Company have proposed that each Fund's fundamental investment restriction on investing in options be eliminated and replaced with an operating policy that would permit each Fund to buy and sell put and call options in implementing its investment program, and would permit other changes in the policy as the Directors of the Company may determine from time to time.

         Under the proposed new operating policy, each Fund would be permitted to purchase and sell options of any type for any purpose consistent with the Fund's investment program. A "put" option is a legal contract that gives the holder the right to sell a specified amount of the underlying interest at a fixed price upon exercise of the option. A "call" option gives the holder the right to buy a specified amount of the underlying interest at a fixed price upon exercise of the option.

         Options  can  be  used  in  a  variety  of  strategies  aimed  at different goals and having different characteristics of risk and reward. For example, buying puts or writing calls may hedge against rising interest rates or other factors, such as currency rates, that could depress the value of portfolio securities. Buying calls or writing puts may help fix a definite price for securities a Fund intends to purchase, reducing the risk of acquiring the securities at a higher cost at a later date. The purpose of the Proposal is to allow the Funds greater flexibility in responding to market and regulatory developments by allowing the Directors of the Company the authority to make changes in a Fund's policy on options without seeking further shareholder approval.

         A "Spread" position involves the purchase of an option at one exercise price and the simultaneously sale of another option on the same underlying security or futures contract, at a different exercise price and/or expiration date.

         A "Straddle" position is an equal number of put options and call options on the same underlying security or futures contract at the same exercise price and maturity date. The Fund's current intention is to use such techniques only occasionally, and then for the purpose of hedging the Fund's portfolio against volatility.



         Each Fund's current fundamental policy in the area of investing in options is as follows:

         "[As a matter of fundamental policy, the Fund may note:] sell securities short, purchase securities on margin, or write put or call options. [Each Fund] reserves the right to purchase
        securities  with  puts  attached.   See  "Obligations with Puts
        Attached;"

         If the Proposal is approved by shareholders, the Directors of the Company intend to adopt the following operating policy on investing in options for each Fund:

         "Non-fundamental policy. [As a matter of operating policy, the Fund may note:] invest in puts or calls on a security, including straddles, spreads, or any combination if the value of that option premium, when aggregated with the premiums on all other options on securities held by the Fund, exceeds 5% of the Fund's total assets.

         Any  such  strategies  must,  of  course,  be in  accordance  with applicable federal and state regulation. In addition to review by the Directors of the Company, a Fund would not engage in such strategies unless the strategies were consistent with the Fund's investment objective, and until they had been described sufficiently in such Fund's Prospectus and Statement of Additional Information.

         The Directors of the Company have voted to approve the proposed changes and recommend such changes to shareholders. Accordingly, the Directors of the Company have recommended that shareholders vote FOR Proposal 2.

3. To eliminate each Fund's fundamental investment restriction on short sales and purchases on margin and replace such restriction with two separate non-fundamental policies that will allow the Funds to engage in certain short sales and margin purchases in connection with transactions in futures and options thereon.

         Each   Fund's  current   fundamental  investment restrictions
concerning selling securities short and purchasing securities on margin is as follows:

          "[As a matter of fundamental policy, the Fund may note:] sell securities short, purchase securities on margin, or write put or
          call  options.   [Each  Fund]  reserves  the  right  to  purchase
          securities  with  puts  attached.   See  "Obligations  with  Puts
          Attached".

         The Directors of the Company recommend that shareholders vote to eliminate the above fundamental restriction regarding short sales and purchases on margin. If the proposal is approved, the Directors intend to adopt separate non-fundamental restrictions for short sales and purchases on margin that could be changed without a vote of the shareholders of a Fund. The proposed non-fundamental limitations are set forth below, with a brief analysis of the substantive differences between the proposed and current investment limitations.

         Short Sales. In a short sale, an investor sells a borrowed security and has a corresponding obligation to the lender to return the identical security. Each Fund's fundamental investment limitation on short sales provides that the Fund may not engage in short sales of any kind. If the Proposal is approved by shareholders, each Fund will adopt the following non-fundamental investment limitation on short selling to clarify that futures and options on futures are not considered short sales. The Fund has no present intention of engaging in short sales.


         Purchases on Margin. Margin purchases involve the purchase of securities with money borrowed from a broker. "Margin" is the cash or eligible securities that the borrower places with his or her broker as collateral against this loan. See "Risks of Option and Futures" under proposal no. 2 above. Each Fund's current fundamental restriction prohibits the Fund from purchasing securities on margin under any circumstances.  To permit the Fund to implement  its  proposed  investment
policy  of  using   futures  and   options, the existing fundamental
restriction would be replaced with a non-fundamental restriction that would allow initial and variation margin payments made in connection with the purchase and sale of futures contracts and options on futures. With these exceptions, mutual funds are prohibited from entering into most types of margin purchases by applicable SEC policies.

If the proposal is approved by shareholders, the Fund will adopt the following two separate non-fundamental restrictions for each Fund:

         [As a matter of operating policy, the Fund may note:] effect short sales of securities. For purposes of this restriction, transactions in futures contracts and options are not deemed to constitute selling securities short.

         [As a matter of operating policy, the Fund may note:] purchase securities on margin, except it may make margin deposits in connection with futures contracts or options on futures.

         The Directors of the Company have voted to approve the proposed changes and recommend such changes to shareholders. Accordingly, the Directors of the Company have recommended that shareholders vote FOR Proposal 3.

4. To eliminate each Fund's fundamental investment restriction regarding the purchase by the Funds of only investment grade
         debt   securities  and  replace  it  with a  non-fundamental
         restriction to permit each Fund to invest up to 35% of each Fund's net assets in non-investment grade debt securities.

                  Each Fund is currently able to invest only in investment debt securities. Investment grade securities are those securities rated within the four highest rating categories by Standard & Poor's Incorporated ("S&P") or Moody's Investor Services, Inc. ("Moody's"), or securities determined by the Advisor to be of equivalent credit quality. Municipal obligations rated below the four highest rating categories (i.e., below BBB or Baa) are referred to as non-investment grade, "high-yield", or sometimes, "junk bonds".

         Non-investment debt securities tend to be more sensitive to adverse economic changes and developments relating to the issuer's credit quality. This may affect the issuer's ability to make principal and interest payments on the debt obligation. There is also a greater risk of price declines due to changes in the issuer's creditworthiness. Because the market for lower-rated securities may be less active, or "thinner", than for higher-rated securities, it may be difficult for a Fund to sell the securities. Because of a lack of objective data, a thinly-traded market may make it difficult for the Advisor to value the securities, so that the Board of Directors of the Company may have to exercise its judgment in assigning a value. When purchasing non-investment grade debt securities, rated or unrated, the Advisor prepares its own credit analysis to attempt to identify those issuers whose financial condition is adequate to meet future obligations or is expected to be adequate in the future. Through portfolio diversification and credit analysis, investment risk can be reduced, although there can be no assurance that losses will not occur. See the Appendix to this Proxy Statement for additional information on bond ratings.

         If the proposal is approved by shareholders of the Funds, the Fund will adopt a non-fundamental restriction to permit each Fund to invest up to 35% of its net assets in non-investment grade debt securities.

         [As a matter of operating policy, the Fund may note:] invest more than 35% of its net assets in non-investment grade debt securities.

         The Directors of the Company believe that this will provide CAMCO with more flexibility to take advantage of investment opportunities and respond more quickly to market changes.

         The Directors of the Company have voted to approve the proposed changes and recommend such changes to shareholders. Accordingly, the Directors of the Company recommend that shareholders vote FOR Proposal 4.

                        [PROPOSAL FOR SHAREHOLDERS
                        OF THE NATIONAL FUND ONLY]

5.       To  eliminate  the  National   Fund's   fundamental   investment
         restriction concerning diversification and change the National Fund's classification under the 1940 Act from "diversified" to "non-diversified" to permit the National Fund to invest a higher percentage of its assets to investments in the securities of any single issuer.

         The National Fund's current fundamental investment restriction on issuer diversification is as follows:

                  ("As a matter of fundamental policy, the Fund may note:] With respect to 75% of Fund assets, purchase securities of any issuer (other than obligations of, or guaranteed by, the United States Government, its agencies or instrumentalities) if, as a result, more than 5% of the value of the Fund's total assets would be invested in securities of that issuer, or as allowed by law . . . ".

         At the request of CAMCO, the Directors of the Company recommend that shareholders of the National Fund vote to change the classification of the Fund from a "diversified" fund to a "non-diversified" fund (as defined by the 1940 Act). If the proposal is approved, the National Fund would limit its investments so that at the close of each quarter of its taxable year: (a) with regard to at least 50% of its total assets, no more than 5% of its total assets are invested in the securities of a single issuer, and (b) no more than 25% of its total assets are invested in the securities of a single issuer. Limitations (a) and (b) do not apply to "Government securities" as defined for federal tax purposes.

         The proposal would permit the National Fund to invest up to 25% of its total assets in a single issuer and another 25% of its total assets in another issuer. The remaining 50% of total assets would be required to be invested in no more than 5% in any one issuer. Currently, with respect to 75% of its total assets, the Fund can invest no more than 5% of its assets in any one issuer.

         There are risks associated with relaxing the diversification requirements applicable to the National Fund. Specifically, since, under the proposal, a relatively high percentage of the assets of the National Fund could be invested in the obligations of a limited number of issuers, the value of shares of National Fund may be more susceptible to any single economic, political or regulatory event than the shares of a diversified fund would be.

         The primary purpose of the proposal is to give the National Fund greater investment flexibility by permitting it to acquire larger positions in the securities of individual issuers. CAMCO believes that this increased flexibility may provide opportunities to enhance the investment performance of the National Fund. At the same time, investing a larger percentage of the Fund's assets in a single issuer's securities increases the National Fund's exposure to credit and other risks associated with such issuer's financial condition and business operations. CAMCO expects to use this increased flexibility to acquire larger positions in the securities of a single issuer when it believes the potential return on the securities justifies the National Fund's accepting the risks involved with respect to the investment of the National Fund's assets in the securities of a single issuer.

         The Directors of the Company have voted to approve the proposed changes and recommend such changes to shareholders. Accordingly, the Directors of the Company recommend that shareholders vote FOR Proposal 5.


                              OTHER MATTERS

         The Directors of the Company do not know of any other matters to be brought before the meeting. If any matters not referred to in the notice of meeting should be presented for consideration and/or action, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.


                          SHAREHOLDER PROPOSALS

         Neither the National Fund nor the California Fund is required to hold annual shareholder meetings. Shareholders who would like to submit Proposals for consideration at future shareholder meetings should send written Proposals to the Calvert Group Legal Department, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814. Proposals
received a reasonable amount of time before any future proxy solicitations will be considered.

==========================================================================
                                 APPENDIX
==========================================================================


                     Municipal Bond and Note Ratings

         Description of Moody's Investors Service, Inc. ratings of state and municipal notes:

         Moody's ratings for state and municipal notes and other short-term obligations are designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short-term credit risk and long-term risk.

         MIG 1: Notes bearing this designation are of the best quality, enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

         MIG2: Notes bearing this designation are of high quality, with margins of protection ample although not so large as in the preceding group.

         MIG3: Notes bearing this designation are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established.

         MIG4: Notes bearing this designation are of adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.

         Description  of  Moody's  Investors  Service   Inc./Standard  &
Poor's municipal bond ratings:

         Aaa/AAA: Best quality. These bonds carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. This rating indicates an extremely strong capacity to pay principal and interest.

         Aa/AA: Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make long-term risks appear somewhat larger than in Aaa securities.

         A/A: Upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which make the bond somewhat more susceptible to the adverse effects of circumstances and economic conditions.

         Baa/BBB: Medium grade obligations; adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

         Ba/BB, B/B, Caa/CCC, Ca/CC: Debt rated in these categories is regarded as predominantly speculative with respect to capacity to pay interest and repay principal. There may be some large uncertainties and major risk exposure to adverse conditions. The higher the degree of speculation, the lower the rating.

         C/C: This rating is only for no-interest income bonds.

         D: Debt in default; payment of interest and/or principal is in arrears.



               CALVERT NATIONAL MUNICIPAL INTERMEDIATE FUND a portfolio of Calvert Municipal Fund, Inc.


                                  PROXY

    To be voted at the April 18, 1996 Special Meeting of Shareholders

                   THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS

         I hereby appoint(s) William M. Tartikoff, Esq. and Clifton S. Sorrell, Jr. as attorneys-in-fact, with full power of substitution, to vote all shares of Calvert National Municipal Intermediate Fund (the "Fund") that I am entitled to vote at the Special Meeting of Shareholders to be held at the offices of Calvert Group, Ltd., 10th Floor Conference Room, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814, on Thursday, April 18, 1996 at 10:00 a.m. and at any adjournments of the meeting. They are instructed to vote as indicated on the matter referred to in the Proxy Statement for the meeting, receipt of which is hereby acknowledged, with discretionary power to vote on such other business as may properly come before the meeting or any adjournment thereof. If a returned proxy does not contain a vote on any given Proposal, the proxy will be voted in favor of the Proposal for which no vote was specified.

    The Board of Directors recommends that you vote FOR the Proposals.
                Please vote and sign on the reverse side.


1. To amend the National Fund's fundamental investment restriction on investing in commodities and futures contracts to allow the National Fund to engage in futures trading.

                     ___ FOR ___ AGAINST ___ ABSTAIN

2.       To  eliminate   the  National   Fund's   fundamental   investment
         restriction on options.

                     ___ FOR ___ AGAINST ___ ABSTAIN


3. To eliminate the National Fund's fundamental investment restriction on short sales and purchases on margin and replace such restriction with two separate non-fundamental policies that will allow the National Fund to engage in certain Short Sales and margin purchases in connection with transactions in futures and options thereon.

                     ___ FOR ___ AGAINST ___ ABSTAIN


4. To eliminate the National Fund's fundamental investment restriction regarding the purchase by the Fund of only investment grade debt securities and replace it with a non-fundamental restriction to permit the Fund to invest up to 35% of the Fund's net assets in non-investment grade debt securities.

                     ___ FOR ___ AGAINST ___ ABSTAIN

5. To eliminate the National Fund's fundamental investment restriction concerning diversification and change the Fund's classification under the 1940 Act from "diversified" to "non-diversified" to the Fund to commit a higher percentage of its assets to investments in the securities of any single issuer.

                     ___ FOR ___ AGAINST ___ ABSTAIN




PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as an executor, administrator, trustee, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.



                  Date              , 1996           ___________
                                                     Signature &Title
                                                     (if applicable)


                  Date              , 1996           ___________
                                                     Signature & Title
                                                     (if applicable)





              CALVERT CALIFORNIA MUNICIPAL INTERMEDIATE FUND
               a portfolio of Calvert Municipal Fund, Inc.


                                  PROXY

    To be voted at the April 18, 1996 Special Meeting of Shareholders

                   THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS

                       I hereby appoint(s) William M. Tartikoff, Esq. and Clifton S. Sorrell, Jr. as attorneys-in-fact, with full power of substitution, to vote all shares of Calvert National Municipal Intermediate Fund (the "Fund") that I am entitled to vote at the Special Meeting of Shareholders to be held at the offices of Calvert Group, Ltd., 10th Floor Conference Room, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814, on Thursday, April 18, 1996 at 10:00 a.m. and at any adjournments of the meeting. They are instructed to vote as indicated on the matter referred to in the Proxy Statement for the meeting, receipt of which is hereby acknowledged, with discretionary power to vote on such other business as may properly come before the meeting or any adjournment thereof. If a returned proxy does not contain a vote on any given Proposal, the proxy will be voted in favor of the Proposal for which no vote was specified.

    The Board of Directors recommends that you vote FOR the Proposals.
                Please vote and sign on the reverse side.


1.       To   amend   the   California   Fund's   fundamental   investment
         restriction on investing in commodities and futures contracts to allow the California Fund to engage in futures trading.

                     ___ FOR ___ AGAINST ___ ABSTAIN

2.       To  eliminate  the  California  Fund's   fundamental   investment
         restriction on options.

                     ___ FOR ___ AGAINST ___ ABSTAIN


3. To eliminate the California Fund's fundamental investment restriction on short sales and purchases on margin and replace such restriction with two separate non-fundamental policies that will allow the Fund to engage in certain short sales and margin purchases in connection with transactions in futures and options thereon.

                     ___ FOR ___ AGAINST ___ ABSTAIN


4. To eliminate the California Fund's fundamental investment restriction regarding the purchase by the Fund of only investment grade debt securities and replace it with a non-fundamental restriction to permit the Fund to invest up to 35% of the Fund's net assets in non-investment grade debt securities

                     ___ FOR ___ AGAINST ___ ABSTAIN





PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as an executor, administrator, trustee, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.




                                             _________
Date                   , 1996                Signature & Title
                                             (if applicable)



                                             ___________
Date                   , 1996                Signature & Title
                                             (if applicable)







F:\DML\CGF\PORTFOLI.COP:1/17/96